EXHIBIT 5.1

Buchalter Nemer

a professional corporation

1000 Wilshire Boulevard, Suite 1500

Los Angles, California 90017

July 30, 2008

Heritage Commerce Corp

150 Almaden Boulevard

San Jose, California 95113

Re:                               2004 Stock Option Plan

Ladies and Gentlemen:

We refer to an aggregate of 900,000 shares of Common Stock, no par value per share (the “Shares”), of Heritage Commerce Corp, a California corporation (the “Company”), which are the subject of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Shares of Common Stock subject to the Registration Statement are to be issued under the Heritage Commerce Corp 2004 Stock Option Plan, as amended (the “Plan”).

For the purposes of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

(1)                                  Heritage Commerce Corp Amended and Restated Articles of Incorporation;

(2)                                  Heritage Commerce Corp Bylaws, as amended;

(3)                                  The Plan; and

(4)                                  Such records of the corporate proceedings of the Company, such certificates and assurances from public officials, officers and representatives of the Company, and such other documents as we have considered necessary or appropriate for the purpose of rendering this opinion.

In rendering the opinion expressed below, we have assumed:

(a)                                  The genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

(b)                                 There are no agreements or understandings between or among the Company and any participants in the Plan that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder.

Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when issued and sold in accordance with the terms set forth in the Plan and the payment therefore has been received, and when the Registration Statement has become effective under the Act, the Shares so issued will be validly issued and will be fully paid and nonassessable.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:

A.                                   Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

B.                                     We express no opinion regarding the effectiveness of any waiver (whether or not stated as such) contained in the Plan of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity or any provision in the Plan relating to indemnification, exculpation or contribution.

This opinion may be filed as an exhibit to the Registration Statement.  We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ Buchalter Nemer,
a professional corporation